SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 30, 2002




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut                 06905
               (Address of Principal Executive Offices)       (Zip Code)

                                 (203) 614-5600
               Registrant's Telephone Number, Including Area Code



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

Item 5.   Other Events.


          Citizens Communications Company (NYSE: CZN) announced today that two additional independent directors, Maggie Wilderotter and William Kraus, have been elected to the company's Board of Directors.

          Mr. Kraus' election is effective August 19, 2002 and the effective date of Ms. Wilderotter's election is expected to be within the next 60-90 days.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CITIZENS COMMUNICATIONS COMPANY



                        By: /s/ Robert J. Larson
                           -------------------------------------------
                        Name:   Robert J. Larson
                        Title:  Vice President and Chief Accounting Officer



Date:  August 2, 2002

                                                Citizens Communications
                                                3 High Ridge Park
                                                Stamford, CT 06905
                                                203.614.5600
                                                Web site: www.czn.net
------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

Contact:
Brigid Smith
Assistant Vice President
Corporate Communications
203.614.5042
bsmith@czn.com


       CITIZENS COMMUNICATIONS ELECTS TWO ADDITIONAL INDEPENDENT DIRECTORS

July 30, 2002, Stamford, Conn. - Citizens Communications Company (NYSE: CZN) announced today that two additional independent directors, Maggie Wilderotter and William Kraus, have been elected to the company's Board of Directors.

Wilderotter is president, chief executive officer and director of Wink Communications, Inc. (NASDAQ: WINK), the leading mass-market interactive television solution in North America. On June 24, 2002, Wink Communications and Liberty Broadband Interactive Television (LBIT) announced the execution of a definitive merger agreement whereby Wink will operate as a wholly-owned subsidiary of LBIT under Wilderotter's leadership.

Prior to joining Wink, Wilderotter was executive vice president of national operations for AT&T Wireless Services, Inc. and chief executive officer of AT&T's Aviation Communications Division. From 1991 to 1995, she was senior vice president of McCaw Cellular Communications, Inc. and regional president of its California/Nevada/Hawaii Region. She was with U.S. Computer Services, Inc./Cable Data, as senior vice president and general manager from 1985 to 1991. She is a member of the board of directors of Airborne, Inc., The McClatchy Company, American Tower Corporation, and Gaylord Entertainment Company. She was a director of Electric Lightwave, Inc., a wholly-owned subsidiary of Citizens Communications that was formerly a publicly-traded company. Wilderotter is a graduate of Holy Cross College, where she is also a trustee.

Kraus is a former director of Electric Lightwave, Inc., Century Communications Corp., and Centennial Cellular Corp. He is chairman emeritus of Guild.com and a columnist for the Madison (Wis.) Capital Times. Kraus held senior executive positions with Sentry Insurance and the Equitable Life Assurance Company prior to his retirement. He has a Bachelor of Science degree from the University of Minnesota and a law degree from the University of Wisconsin.

About Citizens Communications
Citizens Communications serves 2.5 million telephone access lines in 24 states. More information about Citizens can be found at www.czn.net.

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